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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




          Date of Report (Date of earliest event reported) May 29, 1997

                        Bristol Technology Systems, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                   0-21633                    58-2235556
(State or other jurisdiction       (Commission               (I.R.S. Employer
      of incorporation)            File Number)            Identification No.)

5000 Birch Street, Suite 205, Newport Beach, California               92660
      (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:  (714) 475-0800


          18201 Von Karman Avenue, Suite 305, Irvine, California 92612 (Former name or former address, if changed since last report)




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ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

         On May 29, 1997, the Agreement and Plan of Reorganization, as amended, (the "Agreement") by and among Bristol Technology Systems, Inc. ("the Company"); Smyth Merger Corp., a Delaware corporation and a newly-formed, wholly-owned subsidiary of the Company ("SMC"); Smyth Systems, Inc., a Delaware corporation ("SSI"); and the managing stockholders of SSI, was consummated. Under the terms of the Agreement, SSI was merged into SMC in a forward triangular merger in a tax-free reorganization. Under the terms of the Agreement, SMC will change its name to Smyth Systems, Inc. and intends to conduct all of the previous operations conducted by SSI.

         SSI has been in business since 1949 and is comprised of two divisions. One division is a provider of automated, integrated, turnkey systems for country clubs, golf shops, golf resort operations, retail apparel specialty stores, department stores, sporting goods stores, and museum shops, with installations in 48 of the 50 United States and in four countries. SSI provides these products and services from its offices in Canton, Ohio; Irvine, California; Dallas, Texas; and Salt Lake City, Utah. The second division is a provider of point-of-sale ("POS") systems manufactured by NCR. SSI sells, installs and services NCR POS systems at supermarkets, quick service food outlets, restaurants and other retail establishments from its base office in Canton, Ohio for the Canton, Akron, Cleveland, Youngstown and Mansfield areas, and from its office in Irvine and Montclair, California for the Southern California area. For the twelve months ended December 31, 1996, SSI had preliminary unaudited net revenues and pretax earnings of $12,100,000 and $466,000, respectively. Total assets at December 31, 1996, were approximately $3,300,000.

         In consideration for the merger, the Smyth shareholders exchanged all of the outstanding capital stock of Smyth for $2,348,808 in cash and $2,064,104 of non-registered, restricted Common Stock of the Company. The number of shares of common stock issued was 569,408, which was determined based upon the last trade price per share as reported by NASDAQ on May 19, 1997. The managing shareholders pledged a total of 60,000 shares of Common Stock of the Company as security for the indemnity obligations under the Agreement. The purchase price to be paid to the Shareholders as a result of the merger was negotiated on an "arms-length" basis with the Shareholders, and none of the Shareholders nor any of the principals of the Company had a pre-existing relationship prior to the consummation of the transaction. Cash utilized for the acquisition was obtained by the Company from its recently concluded public offering of its securities consummated on November 20, 1996.

         In connection with the Smyth Merger, Messrs. Robert T. Smyth, Larry D. Smyth and William A. Smyth, who are executives and principal stockholders of SSI, will continue to be employed by SSI following the closing of the Smyth Merger pursuant to written employment agreements.



 ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements of businesses acquired (TO BE PROVIDED BY AMENDMENT)

         (b)      Pro Forma Financial Information (TO BE PROVIDED BY AMENDMENT)

         (c)      Exhibits:

                  (1) Agreement and Plan of Reorganization by and among Bristol Technology Systems, Inc., Smyth Systems, Inc., the Managing Stockholders of Smyth Systems, Inc. and Smyth Merger Corp. (Exhibit 10.29)

                  (2) Second Amendment to Agreement and Plan of Reorganization (Exhibit 10.30)
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                  (3)      Employment Agreement by and between Robert T. Smyth
                           and Smyth Systems, Inc. and First Amendment to Employment Agreement (Exhibit 10.31)

                  (4) Employment Agreement by and between Larry D. Smyth and Smyth Systems, Inc. and First Amendment to Employment Agreement (Exhibit 10.32)

                  (5) Employment Agreement by and between William A. Smyth and Smyth Systems, Inc. and First Amendment to Employment Agreement (Exhibit 10.33)





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                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BRISTOL TECHNOLOGY SYSTEMS, INC.



                                    By: /S/ KELLY KAUFMAN
                                        ----------------------------------------
                                        Kelly Kaufman, Vice President of Finance



June 12, 1997





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                                INDEX TO EXHIBITS


Index
Number              Description


10.29 Agreement and Plan of Reorganization by and among Bristol Technology Systems, Inc., Smyth Systems, Inc., the Managing Stockholders of Smyth Systems, Inc. and Smyth Merger Corp.

10.30             Second Amendment to Agreement and Plan of Reorganization

10.31 Employment Agreement by and between Robert T. Smyth and Smyth Systems, Inc. and First Amendment to Employment Agreement

10.32 Employment Agreement by and between Larry D. Smyth and Smyth Systems, Inc. and First Amendment to Employment Agreement

10.33 Employment Agreement by and between William A. Smyth and Smyth Systems, Inc. and First Amendment to Employment Agreement